UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2018

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2018, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp., Canaccord Genuity LLC and Oppenheimer & Co., Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering of 26,800,000 common shares (the “Underwritten Shares”) of the Company. All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $1.40 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $1.3055 per share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to additional 4,020,000 common shares at the same price per share as the Underwritten Shares. After underwriting discounts and commissions, the Company expects to receive net proceeds from the Underwritten Offering of approximately $35.0 million (or approximately $40.2 million if the Underwriters exercise in full their option to purchase additional common shares).

The Underwritten Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-217995) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 8, 2017. A preliminary prospectus supplement and prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC. The offering is expected to close on or about December 17, 2018, subject to satisfaction of customary closing conditions.

A copy of the legal opinion and consent of Stikeman Elliott LLP, relating to the validity of the issuance and sale of the Underwritten Shares is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On December 12, 2018, the Company issued a press release announcing proposed public offering of its common shares. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On December 13, 2018, the Company issued a press release announcing the pricing of the offering of its common shares. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 13, 2018, by and among the Company and BMO Capital Markets Corp., Canaccord Genuity LLC and Oppenheimer & Co., Inc., as representatives of the several Underwriters
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 above)
99.1	Press Release dated December 12, 2018
99.2	Press Release dated December 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: December 17, 2018	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer